Page 1 of 2	(Rev. 11/16/1998)

STATE OF UTAH

DEPARTMENT OF COMMERCE

DIVISION OF SECURITIES

FORM 4-5EIA

Escrow Agreement

Nine Mile Software, Inc., Principal, of Salt Lake County, State of Utah, and Escrow Specialists, Inc., Escrow Agent, of Salt Lake County, State of Utah, hereby agree as follows:

WHEREAS, Principal seeks registration/licensing as an Issuer with the State of Utah, Department of Commerce, Division of Securities, (“Division”), under the provisions of the Utah Uniform Securities Act, (“Act”), and Rules of the Division, (“Rules”), promulgated thereunder; and

WHEREAS, Principal and Escrow Agent desire to enter into an escrow agreement and do bind themselves, assigns, executors and administrators, jointly and severally, firmly by these presents.

NOW THEREFORE, as a condition of registration/licensing with the Division, Principal is depositing in escrow with Escrow Agent the sum of $ 25,000.00 (TWENTY FIVE THOUSAND AND 00/100 DOLLARS) lawful money of the United States of America to assure the Principal's compliance with the Act and the Rules during the effective period of Principal's registration statement/license with the Division.

PROVIDED, ALWAYS, that Principal and Escrow Agent agree that the term of the escrow shall commence with the effective date of Principal's registration statement/license with the Division and terminate no earlier than four (4) years after expiration of effectiveness of Principal's registration statement/license with the Division;

PROVIDED, FURTHER, that during the term of the escrow, Principal and Escrow Agent agree that the funds in escrow shall not, in any way, be pledged, hypothecated, transferred, assigned or in any other manner disposed of, other than in accordance with the terms of the escrow agreement;

PROVIDED, FURTHER, that the Principal agrees to pay any and all expenses incurred as a result of the escrow and to indemnify the Escrow Agent against all claims arising out of the escrow other than those caused by the Escrow Agent's own negligence; and

Form 4-5EIA                                                                                                                                         (Rev. 11/16/1998)

PROVIDED, FURTHER, that the funds in escrow must be released only by an order of the Division, in accordance with the following:

(1) If claims have been made against the Principal in a court of competent jurisdiction and the court has finally adjudicated the dispute, or the claimant and the Principal has agreed in writing to resolve the dispute, the amount of funds at issue may be ordered released by the Division in accordance with the order or agreement, up to the amount placed in escrow; or

(2) Effectiveness of Principal's registration statement/license with the Division expired more than four (4) years prior to the release of funds from escrow.

IN WITNESS WHEREOF, Principal and Escrow Agent set their hands and affix their respective seals this ____ day of October 2007.

Principal

Nine Mile Software, Inc.

1245 East Brickyard Road, Suite 590

Salt Lake City, Utah 84106

By: ___________________________

Its:____________________________

Escrow Agent

Escrow Specialists, Inc.

555 E. 5300 S. Suite 3

Ogden, UT 84405

______________________________

______________________________

By:___________________________

Its:___________________________

Accepted by:	______________________________

Utah Department of Commerce

Division of Securities